Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Class A Common Stock
of
ASSOCIATED CAPITAL GROUP, INC.
Pursuant to the Offer by
ASSOCIATED CAPITAL GROUP, INC.
to exchange Shares of Class A Common Stock

of
GAMCO INVESTORS, INC.
which are BENEFICIALLY owned by Associated Capital Group, Inc.

for UP TO
1,000,000 outstanding Shares of Class A Common Stock

of

ASSOCIATED CAPITAL GROUP, INC.

(subject to the terms and conditions described in the prospectus/offer to exchange and the related letter of transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 5, 2018, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer (as defined below) if (i) certificates representing shares of Class A common stock, par value $0.001 per share (“AC Class A common stock”), of Associated Capital Group, Inc. (“Associated Capital” or “AC”) are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “exchange agent”) prior to the expiration of the offer. This Notice of Guaranteed Delivery may be delivered by email, mail or overnight courier to the exchange agent and must include a guarantee by an eligible institution (as defined in “Exchange Offer Procedures — Procedures for Tendering”). See “Exchange Offer Procedures — Procedures for Tendering” in the enclosed prospectus/offer to exchange.

The exchange agent for the offer is:

Computershare Trust Company, N.A.

250 Royall Street, Suite V

Canton, Massachusetts 02021

Via Email:

canoticeofguarantee@computershare.com

this email address can only be used for delivery of this Notice of Guarantee

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA EMAIL, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The eligible institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal or an agent’s message (as defined in “Exchange Offer Procedures — Procedures for Tendering” in the prospectus/offer to exchange) and certificates for shares of AC Class A common stock (or a book-entry confirmation) to the exchange agent within the time period shown herein. Failure to do so could result in a financial loss to such eligible institution. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

Ladies and Gentlemen:

Associated Capital is offering, upon the terms and subject to the conditions set forth in the prospectus/offer to exchange, dated February 1, 2018 (the “prospectus/offer to exchange”), and the related letter of transmittal, to exchange 1,000,000 shares of AC Class A common stock for outstanding shares of GAMCO Investors, Inc. Class A common stock, par value $0.001 per share that Associated Capital beneficially owns, which are validly tendered by AC stockholders in the offer and not properly withdrawn.

Pursuant to the guaranteed delivery procedures set forth in “Exchange Offer Procedures — Procedures for Tendering” in the prospectus/offer to exchange, the undersigned hereby tenders to Associated Capital the number of shares of AC Class A common stock specified below, upon the terms and subject to the conditions set forth in prospectus/offer to exchange and the related letter of transmittal. The undersigned hereby acknowledges receipt of the letter of transmittal.

Name(s) of Record Holder(s):
Number of Shares Tendered:
Certificate Number(s) (if available):
(Please type or print)
Address(es):
(Zip Code)
Name of Tendering Institution:
Area Code and Telephone No.(s):
☐ Check if delivery will be by book-entry transfer
Signature(s):
DTC Account No.:
Transaction Code No.:
Dated: , 2018

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an eligible institution (as defined in “Exchange Offer Procedures — Procedures for Tendering” in the prospectus/offer to exchange), hereby (i) represents that the above-named person(s) “own(s)” the shares of AC Class A common stock tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (ii) represents that the tender of shares of AC Class A common stock effected hereby complies with Rule 14e-4, and (iii) guarantees delivery to the exchange agent, at one of its addresses set forth above, of certificates representing the shares of AC Class A common stock tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such shares into the exchange agent’s account at The Depository Trust Company, in either case together with a properly completed and duly executed letter of transmittal or, in the case of a book-entry transfer, an agent’s message (as defined in “Exchange Offer Procedures — Procedures for Tendering” in the prospectus/offer to exchange), together with any other documents required by the letter of transmittal, all within two (2) New York Stock Exchange trading days after the date hereof.

Name of Firm

Address

Zip Code

Area Code and Telephone No.

Authorized Signature

Name (Please Print or Type)

Title

Date:             , 2018

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.